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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 5, 2003, except for Note 14 for which the date is as of April 14, 2003, relating to the financial statements, which appears in First Virtual Communications Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" in this Registration Statement on Form S-3.

/s/ PricewaterhouseCoopers LLP


San Jose, California
January 21, 2004